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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS





                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Iguana Ventures Ltd. on Amendment No. 2 to Form SB-2 of our Auditors' Report, dated September 19, 2002, on the balance sheet of Iguana Ventures Ltd. as at August 31, 2002 and the related statements of loss and deficit, cash flows, and stockholders' equity for the period from inception on April 12, 2002 to August 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                     /s/ Morgan  &  Company"
May  6,  2003                                         Chartered  Accountants





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